SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________

                                   FORM 8-K
                                CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934
                           _________________________

Date of Report (date of earliest event reported):  October 5, 2007

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
           (Exact name of registrant as specified in its charter)

               WISCONSIN           0-18542          06-1169935
            (State or Other   (Commission File     (IRS Employer
            Jurisdiction of        Number)          Identification
            Incorporation)                          Number)

                            132 WEST STATE STREET
                              MEDFORD, WI 54451
         (Address of principal executive offices, including Zip Code)

                               (715) 748-8300
             Registrant's telephone number, including area code

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

   o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                  INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.06  Material Impairments

On October 3, 2007, Mid-Wisconsin Financial Services, Inc. approved and recorded an additional write-down of other real estate related to properties formerly owned by the impaired borrower described in the Form 8-K filed January 22, 2007 and May 10, 2007, and in Form 10-K for the year ended December 31, 2006. An additional pretax write-down of $1.8 million or $1.1 million after-tax was recorded based on updated estimated fair market and resale values of the properties held as other real estate. This effect of this impairment charge was $.64 per diluted share, which will be recognized in the third quarter of 2007. Overall real estate values, both residential and commercial, have declined in north central Wisconsin during the year thereby resulting in lower real estate valuations. The largest asset in other real estate is the former car dealership of the impaired borrower. Previous valuations on that property represented fair value based on appraisals and an accepted offer to purchase which was subject to various contingencies. With the inability of the prospective buyer to satisfy the contingencies and the subsequent closing of the car dealership on September 28, 2007, new assessed values have been obtained and adjustments to fair value became necessary based on highest and best use of the properties.

The recording of the 2006 loan loss provision and other real estate write-downs in 2007 has resulted in a cumulative pretax charge of $7.1 million related to this impaired borrower. Our future cash expenditures, including legal fees, real estate taxes and utilities, associated with the impairment charge and the properties held cannot be reasonably predicted. However, these costs are not expected to be material although the actual amount of such expenditure will depend upon the manner in which our collection efforts are structured and the expediency in selling these assets. As of October 4, 2007, following the recording of the impairment charge, $3.0 million in assets related to the impaired borrower remains on our financial statements.

As a result of this additional charge to earnings and the need to maintain regulatory guidelines to qualify as a well-capitalized institution, the Board has approved the recommendation to forgo a fourth quarter 2007 dividend to shareholders. Future dividends will be determined by the Board based on various factors, including the level of earnings and regulatory ratios.

This filing contains forward-looking statements or comments, including our estimate of the impact of the expected loss on our financial results. Forward-looking statements made in this document are subject to risks and uncertainties. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Additional factors that may cause actual results to differ materially from those expressed in the forward-looking statements include (i) other risks and assumptions described in our Annual Report on Form 10-K for the year ended December 31, 2006 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (ii) such other factors as may be described in other filings with the Securities and Exchange Commission. We specifically disclaim any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MID-WISCONSIN FINANCIAL SERVICES, INC.



Date:  October 5, 2007              By: JAMES F WARSAW
                                        James F. Warsaw
                                        President and Chief Executive Officer